Exhibit 5.1

July 12, 2012

DCP Midstream Partners, LP

370 17th Street, Suite 2775

Denver, Colorado 80202

Re:	Registration Statement on Form S-3 for DCP Midstream Partners, LP

Ladies and Gentlemen:

We have acted as counsel to DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to 4,989,802 common units representing limited partnership interests in the Partnership (the “Common Units”), for the account of the selling unitholders identified in the Registration Statement (the “Selling Unitholders”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), records and documents of the Partnership, certificates of officers of the Partnership and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to, the Registration Statement, the base prospectus contained in the Registration Statement (the “Prospectus”), the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 1, 2006, as amended by Amendment No. 1 thereto dated as of April 11, 2008, and Amendment No. 2 thereto dated as of April 1, 2009 (as so amended, the “Partnership Agreement”), and the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on August 5, 2005.

In making our examination, we have assumed: (i) the legal capacity of all natural persons and that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, electronic, conformed, or photostatic copies; (iv) that each person signing in a representative capacity (other than on behalf of the Partnership) any document reviewed by us had authority to sign in such capacity; (v) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vi) the accuracy, completeness and authenticity of certificates of public officials; and (vii) the Registration Statement and the organizational documents of the Partnership, as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein. We have also assumed the accuracy of all other information provided to us by the Partnership during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the general partner of the Partnership, and others as to factual matters, without having independently verified such factual matters.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Common Units have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Act and except as otherwise described in the Prospectus or in any prospectus supplement).

DCP Midstream Partners, LP July 12, 2012 Page 2

The opinion expressed herein is qualified in the following respects:

(A) We have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Act, in each case as in effect on the date hereof.

(B) We have assumed that at the time any Common Units are sold by the Selling Unitholders pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HOLLAND & HART LLP